Exhibit 2.3

Amendment No. 3 to PURCHASE AND SALE AGREEMENT
THIS AMENDMENT NO. 3 TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into as of the 31st day of May, 2013, by and among BP WEST COAST PRODUCTS LLC, a limited liability company organized and existing under the laws of the State of Delaware (“BPWCP”), ATLANTIC RICHFIELD COMPANY, a corporation organized and existing under the laws of the State of Delaware (“ARCO”), ARCO MIDCON LLC, a limited liability company organized and existing under the laws of the State of Delaware (“ARCO Midcon”), ARCO TERMINAL SERVICES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (“ARCO Terminal”), ARCO MATERIAL SUPPLY COMPANY, a corporation organized and existing under the laws of the State of Delaware (“ARCO Material Supply”), PRODUCTS COGENERATION COMPANY, a corporation organized and existing under the laws of the State of Delaware (“Products Cogeneration Company”), and ENERGY GLOBAL INVESTMENTS (USA) INC., a corporation organized and existing under the laws of the State of Delaware (“Energy Global Investments”) (BPWCP, ARCO, ARCO Midcon, ARCO Terminal, ARCO Material Supply, CH-Twenty, Products Cogeneration Company and Energy Global Investments are each a “Seller” and collectively the “Sellers”) and TESORO REFINING & MARKETING COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Buyer”). The Sellers and the Buyer are referred to individually as a “Party” and collectively as the “Parties.”
WHEREAS, the Sellers and the Buyer entered into that certain Purchase and Sale Agreement, dated as of August 8, 2012, as amended by that certain Amendment No. 1 to Purchase and Sale Agreement, dated September 13, 2012, and that certain Amendment No. 2 to Purchase and Sale Agreement, dated May 31, 2013 (collectively, the “PSA”);
WHEREAS, the Sellers and the Buyer wish to further amend the PSA as provided herein.
NOW, THEREFORE, in consideration of the foregoing recitals and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the PSA.

2.Delivery of Tesoro Corporation Guaranty. At Closing Buyer shall deliver to Sellers a fully-executed guaranty from Buyer's parent company, Tesoro Corporation, a Delaware corporation, in the form attached hereto as Exhibit 1 (the “Tesoro Corporation Guaranty”). Except for the indemnity obligation of Buyer set forth in Section 7.8.1 of the PSA, Sellers acknowledge and agree that the execution and delivery of the Tesoro Corporation Guaranty at Closing shall satisfy all obligations of Buyer under Section 7.8 and Schedule 7.8 of the PSA solely in connection with the guaranty of BP Corporation North America Inc. attached as Exhibit A to the Tesoro Corporation Guaranty (the “BP Guaranty”). Notwithstanding anything contained herein or in the PSA to the contrary, Sellers shall not be obligated to maintain or provide the BP Guaranty for any period of time.

3.Miscellaneous.

a.	Except as amended hereby the PSA remains in full force and effect and unmodified.

b.
This Amendment may be executed in counterparts, each of which shall be deemed an original but which together will constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or e-mail of a scanned copy shall constitute effective execution and delivery of this Amendment as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or e-mail shall be deemed to be their original signatures for all purposes.

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Signature page immediately to follow.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

SELLERS:

BP WEST COAST PRODUCTS LLC, a
Delaware limited liability company

By:	/s/ MARK E. FRENA
Name:	Mark E. Frena
Title:	Authorized Person

ATLANTIC RICHFIELD COMPANY, a
Delaware corporation

By:	/s/ MARK E. FRENA
Name:	Mark E. Frena
Title:	Authorized Person

ARCO MIDCON LLC, a Delaware limited
liability company

By:	/s/ MARK E. FRENA
Name:	Mark E. Frena
Title:	Authorized Person

ARCO TERMINAL SERVICES
CORPORATION, a Delaware corporation

By:	/s/ MARK E. FRENA
Name:	Mark E. Frena
Title:	Authorized Person

Signature Page to Amendment No. 3
Purchase and Sale Agreement
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ARCO MATERIAL SUPPLY COMPANY, a
Delaware corporation

By:	/s/ MARK E. FRENA
Name:	Mark E. Frena
Title:	Authorized Person

PRODUCTS COGENERATION COMPANY, a
Delaware corporation

By:	/s/ MARK E. FRENA
Name:	Mark E. Frena
Title:	Authorized Person

ENERGY GLOBAL INVESTMENTS (USA)
INC., a Delaware corporation

By:	/s/ MARK E. FRENA
Name:	Mark E. Frena
Title:	Authorized Person

Signature Page to Amendment No. 3
Purchase and Sale Agreement
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BUYER:

TESORO REFINING & MARKETING
COMPANY LLC, a Delaware limited liability
company

By:	/s/ DANIEL R. ROMASKO
Name:	Daniel R. Romasko
Title:	Executive Vice President, Operations

Signature Page to Amendment No. 3
Purchase and Sale Agreement
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EXHIBIT 1
GUARANTY
This Guaranty (the “Guaranty”) is executed by TESORO CORPORATION, a Delaware corporation (“Guarantor”), whose address is 19100 Ridgewood Parkway, San Antonio, Texas 78259. For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Guarantor hereby unconditionally guarantees to BP CORPORATION NORTH AMERICA INC., an Indiana corporation (“BP”) the full, prompt and faithful payment, performance and discharge of each of the obligations of BP arising on or after June 1, 2013, under that certain Guaranty dated as of December 13, 2001 by and between BP and the CITY OF LONG BEACH, a municipal corporation, acting by and through its Board of Harbor Commissioners, its successors and assigns (“City”), attached hereto as Exhibit A (the “BP Guaranty”), without deduction, offset or excuse of any nature. This Guaranty shall automatically terminate upon expiration or sooner termination of the BP Guaranty by the City.
The Guarantor waives any defense by reason of any disability or other defense of BP and waives any other defense based on the termination of BP's liability from any cause. Until all of BP's obligations to the City have been paid or performed in full, through the existing expiration date of the BP Guaranty, the Guarantor waives any right of subrogation against BP. The Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty.
The Guarantor further waives (i) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation of Guarantor against BP or any security, whether resulting from an election by BP, or otherwise, (ii) any defense based on any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal, (iii) all benefits that might otherwise be available to the Guarantor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899 and 3433, and (iv) the benefit of any statute of limitations affecting the liability of the Guarantor or the enforcement of this Guaranty. The Guarantor agrees that the payment of all sums payable by BP under the BP Guaranty or any other act that tolls any statute of limitations applicable to BP under the BP Guaranty will similarly operate to toll the statute of limitations applicable to the Guarantor's liability.
City may perform any of the following acts at any time during the term of the existing BP Guaranty, without notice to or assent of Guarantor and without in any way releasing, affecting or impairing any of Guarantor's obligations or liabilities under this Guaranty: (a) alter, modify or amend the BP Guaranty by agreement or course of conduct, (b) assign or otherwise transfer its interest in the BP Guaranty, (c) consent to any transfer or assignments of BP's or any successor's interest under the BP Guaranty, (d) release one or more guarantors, or amend or modify the guaranty of any guarantor, without releasing or discharging any other guarantor from any of such guarantor's obligations, (e) hold any agreed security for the payment of the BP Guaranty and exchange, enforce, waive and release any such security, (f) apply such security and direct the order or manner of sale thereof as City, in its sole discretion, deems appropriate, and (g) foreclose upon any such security by judicial or non-judicial sale, without affecting or impairing in any way the liability of Guarantor under this Guaranty, except to the extent the indebtedness has been paid.
Guarantor is not an entity qualified to do business in California. To the extent that Guarantor is required to perform any obligation hereunder other than the payment of money, then Guarantor shall appoint a subsidiary qualified to do business in California to perform such obligations. No such appointment shall lessen or otherwise reduce Guarantor's obligations or liabilities pursuant to this Guaranty.
If BP is required to enforce the undersigned's obligations by legal proceedings, the undersigned agrees that any such action may be brought in the Superior Court of the State of California for the County of Los Angeles, submits to the exclusive jurisdiction of such court and waives any objection which it may have now or hereafter to the laying of venue of any such action in said court and any claim that any such proceeding is brought in an inconvenient forum, except that BP may enforce any judgment obtained in favor of BP in any jurisdiction that BP chooses to seek such enforcement.

[Signature Page Follows]

This Guaranty shall be governed by and construed in all respects in accordance with the laws of the State of California.

TESORO CORPORATION,
a Delaware Corporation

By:
Daniel R. Romasko
Executive Vice President, Operations

Dated:

[Signature Page to Guaranty]

EXHIBIT A
BP Guaranty

[See attached]

GUARANTY

This Guaranty of Agreement (“Guaranty”) dated as of December 13, 2001 and effective January 1, 2001 is executed by BP corporation North America Inc., a Delaware corporation (“Guarantor”), in favor of the CITY OF LONG BEACH, a municipal corporation, acting by and through its Board of Harbor Commissioners (“City”).

Recitals.

A.City and Atlantic Richfield Company, a Delaware corporation (“ARCO”) entered into the Pier E Tanker Terminal Agreement on October 24, 1980 (Harbor Department Document No. HD-3253 and Federal Maritime Commission Agreement No. T-3928). That Agreement was amended on May 5, 1983 (Doc. No. HD-3658); on February 9, 1989 (Doc. No. HD-4540); on April 5, 1990 (Doc. No. HD-4736); on September 12, 1994 (Doc. No. HD-5404); and on April 9, 1999 (Doc. No. HD-6173). The Pier E Tanker Terminal Agreement, as amended, is referred to in this Guaranty as “the Agreement.”

A.ARCO desires to assign its rights and obligations arising from the Agreement to BP West Coast Products LLC, a Delaware limited liability company (“WEST COAST”), a direct subsidiary of Guarantor, and WEST COAST desires to assume such rights and obligations.

B.ARCO and WEST COAST are both affiliates of Guarantor.

C.As a condition to consenting to ARCO's assignment of its rights and obligations in the Agreement to WEST COAST, City has required that Guarantor execute and deliver the Guaranty to City.

In consideration of City consenting to ARCO's assignment of its rights and obligations arising from the Agreement to WEST COAST, Guarantor covenants and agrees as follows:

Section 1. Guaranty.

Guarantor absolutely and unconditionally guarantees to City the timely payment of all amounts that ARCO and/or WEST COAST may at any time owe under the Agreement, or any extensions, renewals, or modifications of the Agreement. Guarantor further guarantees to City the full, faithful, and timely performance by ARCO and/or WEST COAST of the Agreement, or any extensions, renewals, or modifications of the Agreement. If ARCO and/or WEST COAST shall default at any time in the payment of any monies or any other sums, costs, or charges, or in the performance of any covenant or obligation under this Agreement, then Guarantor, at Guarantor's expense, shall on demand by City fully and promptly pay all monies, sums, costs, and charges to be paid and perform all other covenants and obligations to be performed by ARCO and/or WEST COAST pursuant to the Agreement. In addition, Guarantor shall on demand by City pay to City all sums due to City, including, without limitation, all interest on past due obligations of ARCO and/or WEST COAST, costs advance by City, damages, and all expenses (including, without limitation, court costs and reasonable attorney fees) that may arise in consequence of the default of ARCO and/or WEST COAST.

Section 2. Waivers.

Guarantor authorizes City, without notice or demand and without affecting Guarantor's liability under this Guaranty, to:

(a)consent to any extensions, accelerations, or other changes in the time for any payment provided for in the Agreement, or consent to any other alteration of any covenant, term, or condition of the Agreement in any respect, and to consent to any assignment subletting, or reassignment of the Agreement;

(b)take and hold security for any payment provided for in the Agreement or for the performance of any covenant, term, or condition of the Agreement, or exchange, waive, or release any security; and

(c)apply this security and direct the order or manner of its sale as City may determine, Notwithstanding any termination, renewal, extension or holding over of the Agreement, this Guaranty of Agreement shall continue until all of the covenants and obligations on the part of ARCO and/or WEST COAST and Guarantor shall not be released of any obligation or liability under this Guaranty so long as there is any claim against ARCO and/or WEST COAST arising out of the Agreement that has not been settled or discharged in full.

Section 3. Independent Obligations.

The obligations of Guarantor under this Guaranty are independent of, and may exceed, the obligations of ARCO and/or WEST COAST. A separate action may, at City's option, be brought and prosecuted against Guarantor, whether or not any action is first or subsequently brought against ARCO and/or WEST COAST, or whether or not ARCO and/or WEST COAST is joined in any action, and Guarantor may be joined in any action or proceeding commenced by City against ARCO and/or WEST COAST arising out of, in connection with, or based upon the Agreement. Guarantor waives any right to

(a)require the City to proceed against ARCO and/or WEST COAST or any other person or entity or pursue any other remedy in City's power;

(b)complain of delay in the enforcement of City's rights under the Agreement; and

(c)require City to proceed against or exhaust any security held from ARCO and/or WEST COAST or Guarantor. Guarantor waives any defense arising by reason of any disability or other defense of ARCO and/or WEST COAST or by reason of the cessation from any cause of the liability of ARCO and/or WEST COAST. Guarantor waives all

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demands upon and notices to ARCO and/or WEST COAST and to Guarantor, including, without limitation, demands for performance, notices of nonperformance, notices of nonpayment, and notices of acceptance of this Guaranty of Agreement.

Section 4. Definition of ARCO and/or WEST COAST.

For purposes of this Guaranty of Agreement and the obligations and liabilities of, Guarantor, the term “ARCO and/or WEST COAST” shall be deemed to include any and all concessionaires, licensees, franchisees, department operators, assignees, subtenants, or others directly or indirectly leasing or occupying the Premises existing from or relating to the Agreement.

Section 5. No. Reporting Duty.

Guarantor assumes full responsibility for keeping fully informed of the financial condition of ARCO and/or WEST COAST and all other circumstances affecting the ability of ARCO and/or WEST COAST to perform the obligations of ARCO and/or WEST COAST's obligations under the Agreement, and agrees that City will have no duty to report to Guarantor any information that City receives about the financial condition of ARCO and/or WEST COAST to perform such obligations.

Section 6. Continuing Guaranty.

This Guaranty shall remain in full force notwithstanding the appointment of a receiver to take possession of all or substantially all of the assets of ARCO and/or WEST COAST, or an assignment by ARCO and/or WEST COAST for the benefit of creditors, or any action taken or suffered by ARCO and/or WEST COAST under any insolvency, bankruptcy, reorganization, moratorium, or other debtor relief act or statute, whether now existing or later amended or enacted, or the disaffirmance of the Agreement in any action or otherwise.

Section 7. Successors and Assigns.

This Guaranty of Agreement shall be binding upon Guarantor and Guarantor's successors, and assigns and shall incur to the benefit of the City and City's successors and assigns, City may, without notice, assign this Guaranty of Agreement, the Agreement, or the monies and other sums payable under the Agreement, in whole or in part.

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Section 8. Guaranty of Costs and Fees.

In addition to the amounts guaranteed, Guarantor agrees to pay reasonable attorney fees and all other costs and expenses incurred by City in enforcing this Guaranty of Agreement or in any action or proceeding arising out of, or relating to, this Guaranty of Agreement.

Section 9. Governing Law.

This Guaranty of Agreement shall be deemed to be made under and shall be governed by California law in all respects, including matters of construction, validity, and performance, and the terms and provisions of this Guaranty may not be waived, altered, modified, or amended except in a writing signed by persons authorized by City and by Guarantor.

Section 10. Severance.

If any of the provisions of this Guaranty of Agreement shall contravene or be held invalid under the laws of any jurisdiction, this Guaranty of Agreement shall be construed as if it did not contain those provisions, and the rights and obligations of the parties shall be construed and enforced accordingly.

Section 11. Jurisdiction.

Guarantor hereby covenants and agrees to submit to the personal jurisdiction of any competent state court in the State of California for resolution of any dispute, claim or matter arising out of or related to this Guarantee.

Guarantor has executed this Guaranty as of the date first written above.

BP Corporation North America Inc.
a Delaware corporation

By:	/s/ STEPHEN R. WINTERS
Name:	Stephen R. Winters
Title:	Vice President

By:	/s/ DANIEL B. PINKERT
Name:	Daniel B. Pinkert
Title:	Corporate Secretary

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